UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2020

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer and Member of the Board of Directors

On May 28, 2020, Suzanne Miglucci resigned as the President and Chief Executive Officer of Charles & Colvard, Ltd. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”), effective June 1, 2020. In connection with her resignation, Ms. Miglucci entered into a Separation of Employment Agreement (the “Separation Agreement”), dated May 28, 2020. The terms of the Separation Agreement provide that Ms. Miglucci has the right to revoke the Separation Agreement until June 4, 2020.

Under the Separation Agreement, Ms. Miglucci is entitled to receive severance in an amount equal to one year of her current base annual salary (less applicable taxes and withholdings), payable in bi-weekly installment payments in accordance with the Company’s regular payroll schedule in exchange for a standard release of employment claims. The Company will also pay COBRA premiums for coverage of Ms. Miglucci and her eligible dependents for one year if Ms. Miglucci timely and properly elects continuation coverage. The Company agreed that the restrictions on 130,000 shares of restricted stock previously granted to Ms. Miglucci will lapse as of June 1, 2020 and that 330,991 vested stock options previously granted to Ms. Miglucci will be exercisable as set forth in the applicable option agreement, except that such stock options shall be exercisable through June 1, 2022. The Separation Agreement also contains such confidentiality provisions and other terms and conditions as are usual and customary for agreements of this type. All of Ms. Miglucci’s obligations under her employment agreement with the Company, dated December 1, 2015 as amended on April 9, 2020, regarding non-competition, non-solicitation, confidentiality, proprietary information and publications will continue.

Appointment of President and Chief Executive Officer and Member of the Board of Directors

On May 28, 2020, the Board appointed Don O’Connell, age 54, as its President and Chief Executive Officer and a member of the Board of Directors, effective as of June 1, 2020.

Mr. O’Connell served most recently as Charles & Colvard’s Chief Operating Officer and Senior Vice President, Supply Chain, joining the Company in 2016. In this role, Mr. O’Connell managed all functional areas of distribution, operations, and global supply chain, including responsibility for gemstone procurement and faceting, jewelry production, merchandising, product development and customer experience. Prior to joining Charles & Colvard, Mr. O’Connell served as Executive Vice President Operations & Global Jewelry Business Solutions at OFT Investment & Management Group, a fine jewelry solutions and services group from February 2012 to March 2016. Prior to his employment with OFT Investment Management Group, he spent seven years with the Richline Group, LLC, a wholly owned subsidiary of Berkshire Hathaway, as Vice President, Operations & Procurement, both Foreign & Domestic, and served on Richline’s executive steering committee and acquisition team. Prior to that, Mr. O’Connell was Vice President, Operations at Aurafin’s gem group divisions in Taramac, FL and La Paz, Bolivia as well as Vice President, Jewelry Manufacturing & Contracting with OCON Enterprise.

While serving as President and Chief Executive Officer, Mr. O’Connell will not receive compensation for his service as a member of the Board. Mr. O’Connell entered into an amended and restated employment agreement with the Company, effective as of June 1, 2020 (the “Employment Agreement”) with a term of one year that renews automatically on an annual basis. Under the terms of the Employment Agreement, Mr. O’Connell will receive an annual base salary of $335,000. Mr. O’Connell also will be entitled to receive such benefits as are made available to the Company’s other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.

In addition, Mr. O’Connell will receive, on the effective date of the Employment Agreement, a stock option to purchase 350,000 shares of the Company’s common stock. The award will vest over a two-year period, with 50% of the option award vesting on the grant date and an additional 25% of the option award vesting on each of the following two anniversaries of the grant date provided Mr. O’Connell remains continuously employed by the Company through each anniversary. Mr. O’Connell is also entitled to a monthly housing allowance of up to $1,700 per month as long as his primary residence remains outside of North Carolina and an annual aggregate amount of $15,000 per year for the costs of travel to such primary residence.

Pursuant to the Employment Agreement, if Mr. O’Connell’s employment is terminated by the Company without cause (as defined in the Employment Agreement) Mr. O’Connell will continue to receive his base salary at the time of termination for a period of one year from such termination (the “Termination Compensation”), so long as he complies with certain covenants in the Employment Agreement. If the Company experiences a change of control (as defined in the Employment Agreement), Mr. O’Connell may voluntarily terminate his employment for good reason (as defined in the Employment Agreement) within six months after such change of control and be entitled to the Termination Compensation. During his employment with the Company and for a period of one year following termination of his employment, Mr. O’Connell is prohibited from competing with the Company or attempting to solicit its customers or employees.

The foregoing descriptions of the Separation Agreement and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and the Employment Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference. A copy of the press release announcing Mr. O’Connell’s appointment as the Company’s President and Chief Executive Officer and as a member of the Board and Ms. Miglucci’s resignation as the Company’s President and Chief Executive Officer and as a member of the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Document

10.1	Separation of Employment Agreement, dated as of May 28, 2020, by and between Charles & Colvard, Ltd. and Suzanne Miglucci

10.2	Employment Agreement, dated as of May 28, 2020, by and between Charles & Colvard, Ltd. and Don O’Connell

99.1	Press Release dated May 29, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

May 28, 2020	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer